Exhibit 32.1

CEO Certification

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

I, Neil Chan, certify that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the 10-Q report for IGEN Networks for the six month period ended  September 30, 2013 as filed with the Securities Exchange Commission fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act  and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the IGEN Networks.

November 18, 2013

/s/ Neil Chan

Neil Chan

Director, CEO